Exhibit 10.3

THIS BONUS PAYMENT AGREEMENT

Entered into as of the 7th day of October, 2010

BETWEEN:

Mr. Zhen Jiang Wang, is the CEO of Kun Ming Xin Yuan Tang Pharmacies Co (“XYT”) and the Chairman and CEO of a First China Pharmaceutical Group, Inc.

(“Wang”)

AND:

First China Pharmaceutical Group, Inc. a publically traded company traded under the symbol FCPG

(“FCPG”)

WHEREAS:

A.	FCPG wishes to retain Wang as the CEO of XYT and the Chairman and CEO of FCPG; and

B.	FCPG and Wang wish to enter into a Bonus Payment Agreement for their mutual benefit and subject to the terms outlined in this Agreement.

NOW THEREFORE in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1.0           FCPG agrees to pay Wang a bonus payment of two percent (2%) of the quarterly gross sales of XYT, as calculated and disclosed in the financial statements of XYT included in the consolidated financial statements of FCPG.

2.0           The bonus payment shall be made to Wang on a quarterly basis, within fifteen (15) days after the filing of a Form 10-K or Form 10-Q with the SEC containing financial statements of FCPG unless otherwise instructed by Wang.

3.0           The bonus payment shall be made to Wang shall not exceed one and a half million US Dollars ($1,500,000) each fiscal year.

4.0           At his sole discretion, Wang can reduce or modify the amount due to him as long as it does not exceed, two percent (2%) of the quarterly gross sales of XYT, as calculated and disclosed in the financial statements included in the consolidated financial statements of FCPG.

5.0           This Agreement may be executed in counterparts.

IN WITNESS WHEREOF the parties hereto have executed this Agreement the day and year first above written.

/s/ Gregory D. Tse
Mr. Gregory D. Tse
On behalf of the Board of First China Pharmaceutical Group, Inc.

/s/ Zhen Jiang Wang
Mr. Zhen Jiang Wang